ABRDN GOLD ETF TRUST 8-K

Exhibit 10.2

Executive Version

DATED May 23, 2024

ICBC STANDARD BANK PLC

AND

THE BANK OF NEW YORK MELLON,

not in its individual capacity,

but solely in its capacity as trustee of the
abrdn Gold ETF Trust

UNALLOCATED ACCOUNT AGREEMENT

Executive Version

This UNALLOCATED ACCOUNT AGREEMENT (this “Agreement”) is made with effect on and from May 23, 2024 and is

BETWEEN

(1)	ICBC Standard Bank Plc, a company incorporated with limited liability, whose registered office is at 20 Gresham Street, London, EC2V 7JE, United Kingdom (“we” or “us” or the “Custodian”); and

(2)	The Bank of New York Mellon, a New York banking corporation, not in its individual capacity but solely in its capacity as trustee of the abrdn Gold ETF Trust (the “Trust”) created under the Trust Agreement identified below (“you” or the “Trustee”, which expression shall, wherever the context so admits, include the named Trustee and all other persons or companies for the time being the trustee or trustees of the Trust Agreement as trustee for the Shareholders ).

Each a “Party” and together the “Parties”.

INTRODUCTION

(1)   The Trustee has agreed to act as trustee for the Shareholders of the Shares pursuant to the Trust Agreement.

(2)   An Authorized Participant may apply to become a Shareholder by (i) applying for Shares in accordance with an Authorized Participant Agreement; and (ii) depositing the relevant amount of Bullion into the Unallocated Account.

(3)   The Custodian has agreed to transfer Bullion deposited into the Unallocated Account to the Allocated Account and where applicable, other accounts, pursuant to the terms of this Agreement.

(4)   In order to effect redemptions of Shares, Bullion must be transferred from the Allocated Account to the Unallocated Account by way of de-allocation, and must then be delivered to the Shareholder Account.

(5)   The Trustee has agreed that the Unallocated Account will be established by the Trustee for the account of the Trust, and that the Trustee will have the sole right to give instructions for the making of any payments into or out of the Unallocated Account.

IT IS AGREED AS FOLLOWS

1.	INTERPRETATION

1.1	Definitions: In this Agreement:

“Account Balance” means, in relation to the Unallocated Account, a positive balance in the amount of Bullion owed to you by us.

“Affiliate” means an entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Custodian.

“Allocated Account” means, the allocated Bullion account, account number 121020797, established in the name of the Trustee and maintained by the Custodian pursuant to the Allocated Account Agreement.

“Allocated Account Agreement” means that certain Allocated Account Agreement between you and us dated as of the date of this Agreement, as amended and/or restated from time to time, pursuant to which the Allocated Account is established and operated.

“AP Account” means a Loco London account maintained on an Unallocated Basis by the Custodian or a Bullion clearing bank for the Authorized Participant, as specified in the applicable Transfer Notice.

“Application” means an offer by an Authorized Participant to the Trust (in the form prescribed by the Trust) to subscribe for Shares, being an offer on terms referred to in the prospectus of the Trust and in accordance with the provisions of the relevant Authorized Participant Agreement.

“Application Date” means the New York Business Day on which a valid Application Form is received (or deemed to be received) by the Trustee in accordance with the relevant Authorized Participant Agreement.

“Application Form” means a Purchase Order as defined in the Authorized Participant Agreement.

“Authorized Participant” means a person which has entered into an Authorized Participant Agreement with the Sponsor and the Trustee in relation to Shares and which: (a) is a person who (i) is a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions and (ii) is a participant in The Depository Trust Company or its respective successors; (b) is approved by the Sponsor (in its absolute discretion); and (c) has established an AP Account.

“Authorized Participant Agreement” means a written agreement between the Trustee, the Sponsor and another person under which such person is appointed to act as an “Authorized Participant,” in relation to Shares and if such agreement is subject to conditions precedent, provided that such conditions have been satisfied.

“AURUM” means the electronic matching and settlement system operated by LPMCL.

“Availability Date” means the London Business Day on which you wish the Custodian to credit Bullion to the Unallocated Account.

“Benchmark Price” means, as of any day, (i) such day’s LBMA Gold Price PM or such day’s LBMA Gold Price AM if such day’s LBMA Gold Price PM is not available; or (ii) such other publicly available price which is reasonably available to the Trustee and which the Sponsor may determine fairly represents the commercial value of gold held by the Trust and instructs the Trustee to use as the Benchmark Price.

“Bullion” means (i) gold in physical form that complies with the Rules of the Relevant Association held by the Custodian or any Sub-Custodian under the Allocated Account Agreement, and/or (ii) any credit balance in the Unallocated Account, as the context requires.

“Business Day” means a London Business Day unless the context expressly requires otherwise.

“Conditions” means the terms and conditions on and subject to which Shares are issued in the form or substantially in the form set out in the Trust Agreement.

“Creation and Redemption Procedures” has the meaning given to that term in the Allocated Account Agreement.

“LBMA Gold Price AM” means the price of a troy ounce of gold as determined by ICE Benchmark Administration, the third-party administrator of the London gold price selected by the LBMA, or any successor administrator of the London gold price, at or about 10:30 a.m. London, England time.

“LBMA Gold Price PM” means the price of a troy ounce of gold as determined by ICE Benchmark Administration, the third-party administrator of the London gold price selected by the LBMA, or any successor administrator of the London gold price, at or about 3:00 p.m. London, England time.

“Loco London” means, in respect of an account holding Bullion, the custody, trading or clearing of such Bullion in London, United Kingdom.

“London Business Day” means a day (other than a Saturday or a Sunday or a public holiday in England) on which commercial banks generally and the London bullion markets are open for the transaction of business in London.

“LPMCL” means London Precious Metals Clearing Limited or its successors.

“Management Fee” means the amount of Bullion which may be debited from the Metal Accounts at the end of each month and paid to the Sponsor Account in accordance with the terms of a separate written agreement between the Sponsor and the Custodian.

“Metal Accounts” means the Allocated Account and the Unallocated Account.

“New York Business Day” means a “Business Day” as defined in the Trust Agreement.

“Phoenix Portal” means the Custodian’s proprietary electronic system which allows input of clearing instructions and viewing of account balances, as it may be updated from time to time, the terms of use of which are set out in Schedule 3 (Phoenix Portal Terms of Use) of the Allocated Account Agreement.

“Point of Delivery” means such date and time that the recipient (or its agent) acknowledges in written form its receipt of delivery of Bullion.

“Redemption” means the redemption of Shares by the Trust in accordance with the Conditions.

“Redemption Form” means a notice in the form prescribed from time to time by the Trust requesting Redemption of Shares.

“Relevant Association” means the London Bullion Market Association or its successors.

“Rules” means the rules, regulations, practices and customs of the Relevant Association (including, without limitation the requirements of “Good Delivery” under the rules of the Relevant Association), LPMCL, the Financial Conduct Authority, the Prudential Regulation Authority, the Governor and Company of the Bank of England, any Sanctioning Body and such other regulatory authority or other body (in the United States, the United Kingdom or Switzerland) applicable to the Parties and/or the activities contemplated by this Agreement.

“Sanctioning Body” means any of the following:

(i)	the United Nations Security Council;

(ii)	the European Union;

(iii)	the United Kingdom, His Majesty’s Treasury and the Office of Financial Sanctions Implementation of the United Kingdom;

(iv)	the United States, the Office of Foreign Assets Control of the Department of Treasury of the United States of America;

(v)	the State of Secretariat for Economic Affairs of Switzerland; and

(vi)	Canada / China / Hong Kong / such other jurisdictional body.

For purposes of this Agreement, “Sanctioning Body” shall mean, with respect to the Trustee, the following:

(i)	the United Nations Security Council;

(ii)	the European Union;

(iii)	the United Kingdom, His Majesty’s Treasury and the Office of Financial Sanctions Implementation of the United Kingdom; and

(iv)	the United States, the Office of Foreign Assets Control of the Department of Treasury of the United States of America.

“Sanctions” means economic or financial sanctions, boycotts, trade embargoes and restrictions relating to terrorism imposed, administered or enforced by a Sanctioning Body from time to time.

“Sanctions List” means any list of specifically designated nationals or blocked or sanctioned persons or entities (or similar) imposed, administered or enforced by a Sanctioning Body in connection with Sanctions from time to time.

“Shareholder” means the beneficial owner of one or more Shares.

“Shareholder Account” means a Loco London account maintained on an unallocated basis by the Custodian or a Bullion clearing bank, as applicable, for an Authorized Participant or a Shareholder, as specified in the applicable Redemption Notice.

“Shares” means the units of fractional undivided beneficial interest in and ownership of the Trust which are issued by the Trust, named “abrdn Physical Gold Shares ETF” and created pursuant to and constituted by the Trust Agreement.

“Sponsor” means abrdn ETFs Sponsor LLC, its successors and assigns and any successor Sponsor appointed pursuant to the Trust Agreement, provided that the Trustee shall, to the extent legally permissible and practicable, provide the Custodian with sufficient advance notice of the appointment of any such successor or assignee so as to enable the Custodian to complete its internal due diligence processes in respect of such successor or assignee.

“Sponsor Account” means a Loco London account maintained on an unallocated basis by the Custodian or a Bullion clearing bank, as applicable, for the Sponsor.

“Transfer Notice” means any notice of deposit or withdrawal made pursuant to Clause 3 (Deposits) or Clause 4 (Withdrawals) of this Agreement.

“Trust” means the abrdn Gold ETF Trust formed pursuant to the Trust Agreement.

“Trust Agreement” means the Depositary Trust Agreement of the abrdn Gold ETF Trust dated on or about September 1, 2009, as amended from time to time, between abrdn ETFs Sponsor LLC, as Sponsor, and The Bank of New York Mellon, as Trustee.

“Unallocated Account” means the Loco London unallocated Bullion account, account number 121020796, established in the name of the Trustee and maintained by the Custodian on an Unallocated Basis pursuant to this Agreement.

“Unallocated Basis” means, with respect to an unallocated account maintained with us, that the person in whose name the account is held is entitled to delivery in accordance with the Rules of an amount of physical Bullion equal to the amount of Bullion standing to the credit of such unallocated account but such person has no ownership interest in any particular Bullion that the Custodian owns or holds and is an unsecured creditor of the Custodian to the extent of the positive account balance for such unallocated account.

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 (as amended or re-enacted from time to time) and legislation supplemental thereto and any other tax (whether imposed in the United Kingdom in substitution thereof or in addition thereto or elsewhere) of a similar fiscal nature.

“Withdrawal Date” means the London Business Day on which you wish to withdraw Bullion from the Unallocated Account or the Allocated Account, as applicable.

1.2             Interpretation: The headings in this Agreement do not affect its interpretation. References to the singular include the plural and vice versa. The word “including” means “including without limitation”.

2.	UNALLOCATED ACCOUNT

2.1	Custody Services. The Trust hereby appoints the Custodian to act as custodian of the Bullion in accordance with this Agreement and any Rules which apply to the Custodian. The Custodian will be responsible for the safekeeping of the Bullion in accordance with the terms of this Agreement.

2.2	Opening Unallocated Account: You hereby appoint us to act as custodian of the Bullion comprising the Account Balance in accordance with this Agreement and in accordance with any Rules and laws which apply to us, and we accept such appointment. We shall open and maintain the Unallocated Account in your name, as trustee of the Trust, and we agree to hold Bullion for you in the Unallocated Account on an Unallocated Basis on the terms of this Agreement. We will identify in our books and records that the rights to the Bullion comprising the Account Balance belong solely to you, as trustee of the Trust.

2.3	Denomination of Unallocated Account: The Bullion recorded in the Unallocated Account shall be denominated in fine troy ounces of gold to three decimal places.

2.4	Reports: We will provide reports to you relating to deposits into and withdrawals from the Unallocated Account and the Account Balance in such form and with such frequency as required, and containing such information, as may be agreed between us, or as otherwise specified in Schedule 1 (Reports). Such reports will also be available to you daily by means of the Phoenix Portal, provided that, if the Phoenix Portal is unavailable for any reason, we will agree with you upon a temporary notification system for making such reports available to you.

2.5	Discrepancies: If a material error or discrepancy is noted by you on any report provided pursuant to Clause 2.4 in relation to any activity or balances, you will notify us in writing as soon as reasonably practicable so that we may investigate and resolve any such material error or discrepancy as soon as reasonably practicable, provided, however, that any failure or delay on your part in notifying us shall not limit our obligation to resolve, reverse or correct errors or discrepancies hereunder.

2.6	Reversal of entries: We shall reverse any provisional or erroneous entries to the Unallocated Account which we discover or of which we are notified with effect back-valued to the date upon which the final or correct entry (or no entry) should have been made. Additionally, if we credit or debit Bullion to or from the Unallocated Account that is not the number of fine troy ounces we have represented to you, recovery by you, to the extent such recovery is otherwise allowed, shall not be barred by your delay in asserting a claim because of the failure to discover the corresponding loss or damage regardless of whether such loss or damage could or should have been discovered.

2.7	Regulatory Reporting: To the extent that our activities under this Agreement are relevant to the preparation of the filings required of the Trust under the securities laws of the United States or any other jurisdiction, we will, to the extent permitted by applicable law, the Rules or applicable regulatory authority, and upon reasonable request, cooperate with you and the Sponsor and your and the Sponsor’s representatives to provide such information concerning our activities as may be necessary for such filings to be completed. Additionally, to the extent that our activities or controls in our capacity as custodian of the Trust’s assets are relevant to the information presented in the financial statements of the Trust, we will, upon reasonable request, cooperate with the Sponsor and you to assist the Sponsor in providing the required written assurances regarding the reliability of the internal controls used in the preparation of such financial statements, including by providing the Trust’s external auditors with information and reports regarding our internal controls over financial reporting as far as such reporting relates to the scope of our duties.

2.8	Access: We will allow you, the Sponsor and your and their identified representatives and bullion auditors and inspectors access to our premises upon reasonable notice during normal business hours, to examine the Bullion and such records as you and they may reasonably require to perform your and their respective audit duties in respect of the Bullion and with regard to investors in the Shares. All such audits shall be at the Trust’s expense. You agree that any such access may be subject to execution of a confidentiality agreement and agreement to our security procedures.

3.	DEPOSITS

3.1	Procedure: You may at any time notify us of a deposit of Bullion to be made to the Unallocated Account. A deposit may only be made (in the manner and accompanied by such documentation as we may require) by:

(a)	a de-allocation of Bullion held in the Allocated Account on a redemption of Shares by a Shareholder or an Authorized Participant or for any other purpose authorized by the Trust Agreement;

(b)	a de-allocation of Bullion held in the Allocated Account for payment of the Management Fee;

(c)	a transfer of Bullion from an AP Account relating to the same kind of Bullion and having the same denomination as that to which the Unallocated Account relates on Application by an Authorized Participant for Shares; or

(d)	a transfer of Bullion from an unallocated account with another custodian of the Trust’s gold.

3.2	Notice requirements: Any notice relating to an intended deposit of Bullion must:

(a)	be in writing and be received by us from the Trustee no later than 10:00 a.m. (London time) on the Availability Date of such deposit; and

(b)	specify the details of the account from which the Bullion will be transferred, the amount (in the appropriate denomination) of the Bullion to be credited to the Unallocated Account, the Availability Date and any other information which we may from time to time require. When, by reference to the Trustee’s notifications and instructions to the Custodian, the Custodian reasonably believes an amount of Bullion has been credited to the Unallocated Account in error, the Custodian will notify the Trustee promptly and, pending a joint resolution of the error, will treat such amount as not being subject to the standing instruction in Clause 5.3 (Instructions) below.

3.3	Timing: A deposit of Bullion will be credited to the Unallocated Account when such deposit has been received into the Unallocated Account.

3.4	Right to amend procedure: The Custodian may amend the procedure in relation to the deposit of Bullion to the Unallocated Account only where such amendment is caused by a change in the Rules or procedures of the Relevant Association. The Custodian will, whenever practicable, notify the Trustee and the Sponsor within a commercially reasonable time prior to the date on which the Custodian amends its procedures or imposes additional ones in relation to the transfer of Bullion into and from the Unallocated Account, and in doing so the Custodian will consider the Trustee’s and the Sponsor’s need to communicate any such change to Authorized Participants and others.

4.	WITHDRAWALS

4.1	Procedure: You may at any time notify us in writing of a withdrawal of Bullion standing to the credit of the Unallocated Account from the Unallocated Account. A withdrawal may only be made (in the manner and accompanied by such documentation as we may require) by:

(a)	a transfer to a Shareholder Account relating to Bullion and having the same denomination as that to which the Unallocated Account relates when Shares are to be redeemed;

(b)	a transfer to the Sponsor Account for payment of the Management Fee;

(c)	a transfer of Bullion to the Allocated Account;

(d)	collection of Bullion from the Custodian at its vault premises, or such other location as the Custodian may direct by notice to the party taking delivery received not later than one London Business Day prior to the proposed delivery date, at the Trust’s expense and risk;

(e)	a delivery of Bullion to such location as the Trustee directs, at the Trust’s expense and risk;

(f)	a transfer to an account maintained by the Custodian or by a third party on an unallocated basis in connection with the sale of Bullion or other transfers permitted under the Trust Agreement;

(g)	a transfer of Bullion to an unallocated account with another custodian of the Trust’s gold, at the Trust’s expense and risk; or

(h)	a delivery of Bullion to another custodian of the Trust’s gold, at the Trust’s expense and risk.

The Trustee agrees to exercise its rights under Clauses 4.1(d),(e) and (h) on an exceptional basis only. Any Bullion made available to the relevant person (as instructed by the Trustee) pursuant to Clauses 4.1(d),(e) and (h) will be in a form which complies with the Rules or in such other form as may be agreed between the Trustee and the Custodian the combined fine weight of which will not exceed the number of fine ounces of Bullion the Trustee has instructed the Custodian to debit. The Custodian is entitled to select the Bullion to be made available to the relevant person (as instructed by the Trustee) provided it is in the same form as that deposited. To the extent that the Trustee is authorized to sell Bullion under the Trust Agreement, the Custodian may, but is not required to, purchase such Bullion; provided that the Custodian’s purchase price for such Bullion must be the Benchmark Price.

4.2	Notice requirements: Any notice relating to a withdrawal of Bullion must be in writing and:

(a)	if it relates to a withdrawal pursuant to Clauses 4.1(a), (b), (f) or (g) be in such form as may be agreed by the parties from time to time and be received by the Custodian no later than 3:00 p.m. (London time) on the Withdrawal Date and specify the details of the relevant account to which the Bullion is to be transferred, provided that a written notice from the Trustee to the Custodian confirming that a valid Redemption Form has been lodged for Shares shall be deemed a notice of withdrawal for Clause 4.1(a) unless otherwise notified in writing by the Trustee;

(b)	if it relates to a transfer pursuant to clause 4.1(c), be in the form of an Application (which shall be sufficient instruction for the purposes of this Agreement) and be received by the Custodian no later than 10:00 a.m. (London time) on the Withdrawal Date; and

(c)	if it relates to a withdrawal pursuant to clause 4.1(d), (e) or (h), be received by the Custodian no later than 11:30 a.m. (London time) not less than two London Business Days prior to the Withdrawal Date unless otherwise agreed and specify the name of the person or carrier that will collect the Bullion from the Custodian or the identity of the person to whom delivery is to be made, as the case may be, and in all cases specify the weight (in fine troy ounces of gold) of the Bullion to be debited from the Unallocated Account, the Withdrawal Date and any other information which the Custodian may from time to time require.

4.3	Right to amend procedure: The Custodian may amend the procedure for the withdrawal of Bullion from the Unallocated Account only where such amendment is caused by a change in the Rules or procedures of the Relevant Association. Any such amendment will be subject to the conditions of the preceding Clause 3.4 (Deposits – Right to amend procedure) and will be promptly notified to the Sponsor and the Trustee, such notice to be given in advance of implementation whenever practicable.

4.4	Delivery Obligations: Unless otherwise instructed by the Trustee on behalf of the Trust or the relevant person, the Custodian shall make any transportation and insurance arrangements in respect of delivery of Bullion in accordance with its usual practice. Where instructions are given, the Custodian shall use all reasonable efforts to comply with the same. The Custodian shall not be obliged to effect any requested delivery if, in its reasonable opinion, this would cause the Custodian or its agents to be in breach of the Rules or other applicable law, court order or regulation, the costs incurred would be excessive or delivery is impracticable for any reason. All insurance and transportation costs shall be for the account of the Trust.

4.5	Risk: Where there is a shipment from the Custodian of Bullion, all right, title and risk in and to such Bullion shall pass at the Point of Delivery to the relevant person for whose account the Bullion is being delivered.

4.6	Allocation: Subject to Clause 5.3 (Continuous Allocation of Bullion), in the case of a transfer under Clause 4.1(c), the Custodian will use its commercially reasonable endeavours to complete the allocation of such deposits of Bullion by not later than 2:00 p.m. (London time) on the London Business Day after receipt of notice given in the form prescribed in Clause 4.2(b). Following the Custodian’s receipt of such notice, the Custodian shall identify bars of a weight most closely approximating, but not exceeding, the balance in the Unallocated Account and shall transfer such weight from the Unallocated Account to the Allocated Account. The Trustee acknowledges that the process of allocation of Bullion to the Allocated Account from the Unallocated Account may involve minimal adjustments to the weights of Bullion to be allocated to adjust such weight to the number of whole bars available.

5.	INSTRUCTIONS

5.1	Your representatives: Only the Trustee shall have the right to give instructions to us with respect to the Unallocated Account. We may assume that instructions have been properly authorized by you if they are given or purport to be given by a person who is, or purports to be, and is reasonably believed by us to be, a director, employee or other authorized person acting for you.

5.2	Instructions: All transfers into and out of the Unallocated Account shall be made upon our receipt of, and in accordance with, instructions given (or appearing to be given) by you to us. Such instructions may be given by the Society for Worldwide Interbank Financial Telecommunications secure messaging system (“SWIFT”) or, if for any reason SWIFT is not operational, by authenticated email transmission in accordance with our internal funds transfer policy or by such other means as the Parties may agree upon from time to time. Unless otherwise agreed, any such instruction or communication shall be effective if given by written means. We may assume that any electronic instructions meeting the requirements of clause 5.1 have been validly given on your behalf. We reserve the right to obtain further validation of any instructions.

5.3	Continuous Allocation of Bullion: Without prejudice to Clauses 5.1 or 5.2, unless otherwise notified by the Trustee in writing, the Trustee hereby instructs the Custodian that, whenever Bullion is to be transferred from an AP Account to the Metal Accounts, it will combine such Bullion with any Bullion then standing to the credit of the Unallocated Account (excluding Bullion which has been de-allocated in order to effect delivery of Bullion to a redeeming Authorized Participant or Shareholder or pursuant to other withdrawals occurring on such day) and to the fullest extent possible, transfer such Bullion to the Allocated Account such that the amount of Bullion that remains standing to your credit in the Unallocated Account does not exceed 430.000 fine troy ounces at the close of each London Business Day.

5.4	AURUM: You acknowledge that, if applicable, instructions relating to a person for whom we do not already provide settlement services will be forwarded by us to AURUM on your behalf. You acknowledge that AURUM is operated by a third party and that we cannot be responsible for any errors, omissions or malfunctions in the systems operated by AURUM. To the extent that AURUM is not available or suffering a malfunction, you agree that our obligations under this Agreement shall be postponed during such unavailability or such malfunction and until a reasonable period thereafter. We will notify you as soon as is reasonably practical of any such unavailability or malfunction.

5.5	Amendments: Once given, instructions continue in full force and effect until they are cancelled or amended. Any such instructions (including those to cancel and amend a prior instruction) shall be valid and binding only after actual receipt by us in accordance with Clause 5.2. Nothing in the foregoing shall entitle you to cancel or amend an instruction once we have acted upon it (unless we expressly agree otherwise in writing at our discretion).

5.6	Unclear or ambiguous instructions: If, in our opinion, any instructions are unclear or ambiguous, we will use reasonable endeavours (taking into account any relevant time constraints) to obtain clarification of those instructions from you but, failing that, we may in our absolute discretion and without any liability on our part, act upon what we believe in good faith such instructions to be or refuse to take any action or execute such instructions until any ambiguity or conflict has been resolved to our satisfaction.

5.7	Refusal to execute: We reserve the right to refuse to execute instructions if in our opinion they are or may be, or require action which is or may be, contrary to the Rules or any applicable law. In the case of being contrary to the Rules or applicable law, we shall promptly provide you with the reasons for not being able to execute the instructions unless prohibited from doing so by the Rules or applicable law. We shall in no circumstances have any obligation to act upon any instruction which in our opinion would result in a negative balance in the Unallocated Account.

6.	CONFIDENTIALITY

6.1	Disclosure to others: Subject to Clauses 6.2 and 6.3, each Party shall respect the confidentiality of information acquired under this Agreement, and neither will, without the written consent of the other Party, disclose to any other person any transaction or other information acquired about the other party, its business or the Trust under this Agreement, in the event that such other Party has made it clear, at or before the time such information is provided, that such information is being provided on a confidential basis. Notwithstanding anything to the contrary in this Agreement, to the extent required, a copy of this Agreement may be filed under the securities laws of the United States or any other jurisdiction in connection with the registration of the public offering of shares issued by the Trust.

6.2	Permitted disclosures: Each Party accepts that from time to time the other Party may be required by the Rules or applicable law, or a court order or similar process, or requested by a government department or agency, fiscal body or regulatory or listing authority, to disclose information acquired under this Agreement. In addition, the disclosure of such information may be required by a Party's auditors, by its legal or other advisors, by a company which is in the same group of companies as a Party (e.g., a subsidiary or holding company of a Party), by the Sponsor or (in the case of the Trustee) by any beneficiary of the trusts constituted by the Trust Agreement. In any such case, the disclosing Party will notify the person to whom the disclosure is made that the information disclosed is confidential and should not be disclosed to any third party. Each Party irrevocably authorises the other to make such disclosures without further reference to such Party.

6.3	You acknowledge that, as a member of the LPMCL and, in connection with carrying out our duties and obligations under this Agreement, it may be necessary from time to time for us to disclose to LPMCL and/or other clearing members, your account details and certain other information in order to act in accordance with your notices hereunder for the purposes of facilitating settlement. You acknowledge and accept that such disclosures may be made by us for the purposes set out in this Clause 6.3.

7.	REPRESENTATIONS

Each Party represents and warrants to the other, on a continuing basis, that:

(a)	it is duly constituted and validly existing under the laws of its jurisdiction of constitution;

(b)	it has all necessary authority, powers, consents, licences and authorisations (which have not been revoked) and has taken all necessary action to enable it lawfully to enter into and perform its duties and obligations under this Agreement;

(c)	the persons entering into this Agreement on its behalf have been duly authorized to do so; and

(d)	this Agreement and the obligations created under it constitute its legal and valid obligations which are binding upon it and enforceable against it in accordance with the terms of this Agreement (subject to applicable laws of bankruptcy, insolvency and similar laws and principles of equity) and do not and will not violate any applicable laws, or any order, charge or agreement by which it is bound.

8.	SANCTIONS

8.1	In addition to (and without limitation of) the representations and warranties given by you in Clause 7 (Representations) above, you represent, warrant, and undertake, on a continuing basis, that:

(a)	you are not, and the Trust is not, a person or entity that is named on any Sanctions List or directly or indirectly targeted under any Sanctions; and

(b)	subject to the limitation in the following sentence, you represent, in relation to your own actions taken in connection with this Agreement, that you are not knowingly acting in violation of any Sanctions applicable to you, and will not knowingly cause us to hold any Bullion that originates from financial crime or that would cause us to facilitate the violation of any such Sanctions. We acknowledge that you do not review or monitor the activities of the Authorized Participants or Shareholders with respect to their compliance with Sanctions.

8.2	Subject to Clause 8.1, you agree that, to the best of your knowledge, neither any Bullion nor the proceeds of any Bullion will be used by you in any way to fund the activities or business of any person or entity in violation of Sanctions applicable to you. You further agree that we shall be under no obligation to comply with a notice of withdrawal delivered pursuant to Clause 4.1 (Withdrawals - Procedure) where we, in consultation with you and the Sponsor (to the extent such consultation is permitted by law, regulation and internal compliance policies and procedures), have reasonable grounds to suspect that doing so would constitute a violation of Sanctions.

8.3	In the event that you breach Clause 8.1 or 8.2 above, or if we have reasonable grounds to believe that you have breached Clause 8.1 or 8.2 above, we shall have the right to terminate this Agreement upon written notice to you and the Sponsor. Our indemnification provided in Clause 10.5 (Scope of Responsibility – Indemnity) shall apply to any such termination.

8.4	Nothing in this Agreement shall require a Party to take any action or to refrain from taking any action which may cause that Party any liability to or imposed by a Sanctioning Body.

9.	FEES AND EXPENSES

9.1	Fees: There will be no fees charged by the Custodian for the services provided by it under this Agreement. Payment of such fees will be made by the Sponsor as provided in the Allocated Account Agreement.

9.2	Expenses: Pursuant to a separate written agreement between the Sponsor and the Custodian, the Sponsor shall pay to the Custodian on demand all costs, charges and expenses (excluding (i) any relevant taxes and VAT (except as agreed otherwise in writing by the Sponsor and the Custodian), duties and other governmental charges, (ii) fees for storage and insurance of the Bullion, which will be recovered under the Allocated Account Agreement, and (iii) indemnification obligations of the Trustee under Clause 10.5 (Indemnity), which will be paid under the following sentence) incurred by the Custodian in connection with the performance of its duties and obligations under this Agreement or otherwise in connection with the Bullion. The Trustee will procure payment on demand, solely from and to the extent of the assets of the Trust, any other costs, charges and expenses not assumed by the Sponsor under its separate written agreement with the Custodian (including any relevant taxes (other than VAT, which is addressed in the preceding sentence and Clause 12.1), duties, other governmental charges and indemnification claims of the Custodian payable by the Trustee pursuant to Clause 10.5 (Scope of Responsibility - Indemnity), but excluding fees for storage and insurance of the Bullion, which will be recovered under the Allocated Account Agreement) incurred by the Custodian in connection with the Bullion.

9.3	Credit balances: No interest or other amount will be paid by us on any credit balance on the Unallocated Account.

9.4	Debit balances: You are not entitled to overdraw the Unallocated Account, and we shall not be obliged to carry out any instruction from you where to do so would in our opinion cause the Unallocated Account to have a negative balance. This Clause 9.4 does not apply in relation to any rounded quantity of Bullion that may be debited to your Unallocated Account in connection with rounding up your Allocated Account balance to record the nearest whole number of bars under the Allocated Account Agreement.

9.5	Default interest: If you or the Sponsor, as applicable, fail to procure payment to us of any amount when due under this Agreement, we reserve the right to charge interest (both before and after any judgement) on any such unpaid amount calculated at a rate equal to 1% above the 1 month Secured Overnight Financing Rate (SOFR) for the currency in which the amount is due, or if such rate is not available, such rate of interest as we and you or the Sponsor, as applicable, shall mutually agree upon in good faith. Interest will accrue on a daily basis, on a compound basis with monthly resets, and will be due and payable by the relevant party as a separate debt.

9.6	No Recovery from the Trust: Amounts payable pursuant to this Clause 9 shall not be debited from the Unallocated Account, but shall be payable, as applicable, by you, on behalf of the Trust, or the Sponsor, and we hereby acknowledge that we will have no recourse against any Bullion standing to the credit of the Unallocated Account or to the Trustee individually in respect of any such amounts.

10.	SCOPE OF RESPONSIBILITY

10.1	Exclusion of liability: The Custodian will use reasonable care in the performance of its duties under this Agreement, and we will be responsible for any loss or damage suffered as a direct result of any negligence, fraud or wilful default on our part in the performance of our duties, and in which case our liability will not exceed the market value of the Bullion lost or damaged at the time such negligence, fraud or wilful default is discovered by the Custodian, provided that the Custodian notifies the Trustee promptly after any discovery of lost or damaged Bullion. We shall not in any event be liable for any consequential loss, or loss of profit or goodwill, whether or not resulting from any negligence, fraud or wilful default on our part.

10.2	No duty or obligation: The Custodian is under no duty or obligation to make or take any special arrangements or precautions beyond those required by the Rules or as specifically set forth in this Agreement.

10.3	Insurance: The Custodian (or one of its Affiliates) shall make such insurance arrangements from time to time in connection with the Custodian’s custodial obligations under this Agreement as the Custodian considers appropriate and will be responsible for all costs, fees and expenses (including any relevant taxes) in relation to such insurance policy or policies. Upon reasonable prior written notice, in connection with the preparation of any registration statement under the United States Securities Act of 1933, as amended, covering any Shares, the Custodian will allow its insurance certificate to be reviewed by the Trustee and by the Sponsor. The Custodian also will allow the Trustee and the Sponsor to review such insurance certificate in connection with any amendment to the registration statement covering any Shares and from time to time, in each case upon reasonable prior written notice from the Trustee. Any permission to review the Custodian’s insurance is limited to the term of this Agreement and is conditioned on the reviewing party executing a form of confidentiality agreement provided by the Custodian, or if the confidentiality agreement is already in force, acknowledging that the review is subject thereto.

10.4	Force majeure: We shall not be liable for any delay in performance, or for the non-performance of, any of our obligations under this Agreement by reason of any cause beyond the Custodian’s reasonable control. This includes but is not limited to any act of God, breakdown, malfunction or failure of, or in connection with, any communication, computer facilities, transmission, cyber-attack or event, clearing or settlement facilities, industrial action, war, civil war, hostilities (whether war be declared or not), epidemic, pandemic, revolution, rebellion, insurrection, civil strife, acts and regulations of any governmental or supra national bodies or authorities, or the rules of any relevant regulatory or self-regulatory organisation or failure of any such body, authority or organisation, for any reason, to perform its obligations. We shall promptly provide you with the reasons for such delay in performance, or non-performance, and shall use our reasonable endeavours to assist you in finding a replacement custodian should any of the foregoing events prevent us from performing our obligations under this Agreement.

10.5	Indemnity: You shall, solely from and to the extent of the assets of the Trust, indemnify and keep us indemnified (on an after tax basis) on demand against all costs and expenses, damages, liabilities and losses (other than VAT and the expenses assumed by the Sponsor under its agreement with the Custodian referenced in Clause 9.2 (Fees and Expenses - Expenses)) which we may suffer or incur, directly or indirectly, in connection with this Agreement, except to the extent that such sums are due directly to our negligence, wilful default or fraud. The foregoing indemnity shall not apply to our fees, expenses and other amounts that are paid by the Sponsor pursuant to Clause 9 (Fees and Expenses) or otherwise under this Agreement.

10.6	Our interests and Affiliates’ interests: We have the right, without notifying you, to act upon your instructions or to take any other action permitted by the terms of this Agreement even where:

(a)	we, directly or indirectly, have an interest in the consequences of such instruction or action;

(b)	we process your instructions on an aggregated basis together with similar instructions from other clients; or

(c)	we have a relationship with another party which does or may create a conflict with our duty to you, including (without prejudice) circumstances where we or any of our associates may: (i) act as financial adviser, banker or otherwise provide services to your contract counterparty; (ii) act in the same arrangement as agent for more than one client; or (iii) earn profits from any of the activities listed herein.

We or any of our divisions, branches or Affiliates may be in possession of information tending to show that the action required by your instructions may not be in your best interests, but shall not have any duty to disclose any such information.

11.	TERMINATION

11.1	Term: This Agreement shall have an initial term of four (4) years commencing on the date of this Agreement (the “Initial Term”) and ending on the fourth anniversary of such date. At any time after the Initial Term, either Party may terminate this Agreement for any reason by giving not less than 90 days’ written notice to the other Party.

11.2	Notice: Any notice given by the Trustee under Clause 11.1 or Clause 11.2 must specify:

(a)	the date on which the termination will take effect (the “Termination Date”);

(b)	the person to whom the Account Balance is to be made available; and

(c)	all other necessary arrangements for the redelivery of the Account Balance to your order.

11.3	Termination For Cause: Notwithstanding Clause 11.1, this Agreement may be terminated at any time (including during the Initial Term) by written notice as follows:

(a)	by the Trustee, if the Custodian ceases to offer the services contemplated by this Agreement to its clients or proposes to withdraw from the Bullion business;

(b)	by the Trustee, if the Custodian commits any material breach of its obligations under this Agreement and, where such breach is capable of remedy, shall have failed to make good such breach within seven (7) Business Days of receipt of written notice requiring it to do so. A “material breach” for this purpose is a breach or series of breaches by the Custodian under this Agreement which detrimentally affects the ability of the Trustee to perform any of its obligations as trustee of the Trust;

(c)	by the Trustee or the Custodian, if it becomes unlawful for the Custodian to be a party to this Agreement or to offer its services on the terms contemplated by this Agreement or it becomes unlawful for the Trustee or the Trust to receive such services or for the Trustee to be a party to this Agreement;

(d)	by the Custodian, if there is any event which, in the Custodian’s reasonable view, indicates the Trust’s or the Sponsor’s insolvency or impending insolvency;

(e)	by the Custodian if it becomes unlawful for the Sponsor to pay the fees and expenses set out in Clause 9 (Fees and Expenses);

(f)	by the Trustee, if there is any event which, in the Trustee’s sole view, indicates the Custodian’s insolvency or impending insolvency;

(g)	by the Trustee, if the Trust is to be terminated;

(h)	by the Trustee or the Custodian, if the Allocated Account Agreement ceases to be in full force and effect at any time; or

(i)	by the Custodian pursuant to Clause 8.3 (Sanctions).

11.4	Redelivery arrangements: Following any termination of this Agreement, if you do not make arrangements acceptable to us for the redelivery of the Account Balance to your order, we may continue to maintain the Unallocated Account, in which case we will continue to charge the fees and expenses payable pursuant to Clause 9 (Fees and Expenses). If you have not made arrangements acceptable to us for the redelivery of the Account Balance within 6 months of the Termination Date, we will be entitled to close the Unallocated Account and sell the Bullion constituting the Account Balance (at such time and on such markets and terms as we consider appropriate) and account to you for the proceeds.

11.5	Termination. For the avoidance of any doubt, upon receipt of notice of any termination of this Agreement pursuant to Clause 11.1 or 11.3, we agree to continue to provide and maintain the Unallocated Account for you pursuant to the terms of this Agreement for the period of time between the provision of notice and the Termination Date and we will use all reasonable endeavours to facilitate the liquidation and distribution of the Trust, if applicable, or an orderly transition to a successor custodian. In the event that the Trust seeks to transition to a successor custodian in accordance with the Trust Agreement, we shall cooperate with you and the Sponsor in good faith to effect a smooth and orderly redelivery of the Account Balance, the services provided under this Agreement and all applicable records as directed by you or the Sponsor to a successor custodian. Such cooperation shall include the execution of such documents and the taking of such actions as you or the Sponsor may reasonably require in order to effect such transfer; however, to the extent we properly incur costs for such actions those costs shall be for the account of the Sponsor. The Sponsor shall provide you with any instructions concerning the redelivery, including the redelivery of Bullion in the Unallocated Account to a successor custodian and, upon receipt of such instructions, you shall provide such instructions to us pursuant to Clause 5.2 (Instructions) or as otherwise as we and you may agree.

11.6	Existing rights: Termination shall not affect rights and obligations then outstanding under this Agreement which shall continue to be governed by this Agreement until all obligations have been fully performed.

11.7	Phoenix Portal: Effective the Termination Date (unless the Custodian agrees otherwise in writing), the use of the Phoenix Portal will automatically be terminated and no further access to the Phoenix Portal will be permitted.

11.8	Change in Trustee: If there is any change in the identity of the trustee of the Trust in accordance with the Trust Agreement, then we and you and, as applicable, the Trust shall execute such documents and shall take such actions as the new trustee of the Trust and the outgoing trustee of the Trust may reasonably require for the purpose of vesting in the new trustee of the Trust the rights and obligations of the outgoing trustee of the Trust, and releasing the outgoing trustee of the Trust from its future obligations under this Agreement. Our obligations under this Clause 11.8 shall be conditioned on us having conducted prompt, reasonable and proportionate due diligence to our reasonable satisfaction on any such new Trustee.

12.	VALUE ADDED TAX

12.1	VAT inclusive: All sums payable under or in respect of this Agreement by the Sponsor or the Trust to the Custodian shall be deemed to be inclusive of VAT if and to the extent that VAT is properly chargeable on any supplies made by the Custodian to the Trust pursuant to this Agreement.

12.2	VAT Invoice: If VAT is properly chargeable on any supplies made by the Custodian to the Trust pursuant to this Agreement, the Custodian shall provide a valid VAT invoice to the Trust.

13.	NOTICES

13.1	Form: Except as otherwise provided in this Agreement, any notice or other communication under or in connection with this Agreement shall be given in writing which includes an electronic transmission in a form permitted by Clause 13.2.

13.2	Method of transmission: Except as otherwise provided in this Agreement, any notice or other communication shall be delivered personally or sent by first class post, pre-paid recorded delivery (or air mail if overseas), authenticated electronic transmission (including email and SWIFT) or such other electronic transmission as the Parties may from time to time agree, to the Party due to receive the notice or communication or to the Sponsor, at its address, SWIFT address or email address set out below or another address, SWIFT address or email address specified by that Party (which shall be the Trustee in the case of other details for the Sponsor) by written notice to the other Party.

If to the Custodian, to:

ICBC Standard Bank Plc

20 Gresham Street, London, EC2V 7JE

England

Attention: Precious Metals Operations

Email: London.PreciousMetalsOperations@icbcstandard.com; Bullion-Physical@icbcstandard.com

If to the Trustee, to:

The Bank of New York Mellon

240 Greenwich Street

8th Floor

New York, New York 10286

Attention: ETF Services

E-Mail: etfcsm@bnymellon.com

The contact information of the Sponsor for the purposes of receiving notices under this Agreement is:

abrdn ETFs Sponsor LLC

c/o abrdn Inc.

1900 Market Street, Suite 200

Philadelphia, PA 19103

Attention: Product Governance

Email: ProductGovernanceUS@abrdn.com

With a copy to:

abrdn ETFs Sponsor LLC

c/o abrdn Inc.

712 Fifth Avenue, 49th Floor

New York, NY 10019

Attention: Adam Rezak

Email: adam.rezak@abrdn.com

13.3	Deemed receipt of notice: A notice or other communication under or in connection with this Agreement will be deemed received or delivered only if actually received or delivered.

13.4	Recording of calls: Each of the Custodian and the Trustee may record telephone conversations without use of a warning tone. Such records will be the recording party’s sole property and accepted by the other party hereto as evidence of the orders or instructions given.

14.	GENERAL

14.1	No advice: The Custodian’s duties and obligations under this Agreement do not include providing investment advice. In asking us to open and maintain the Unallocated Account, you do so in reliance upon your own judgement, and we shall not owe to you or the Trust any duty to exercise any judgement on your behalf as to the merits or suitability of any deposits into, or withdrawals from, the Unallocated Account.

14.2	Rights and remedies: The Custodian hereby waives any right it has or may hereafter acquire to combine, consolidate or merge the Metal Accounts with any other account of the Trust or the Trustee or to set off any liabilities of the Trust or of the Trustee to the Custodian and agrees that it may not set off, transfer or combine or withhold payment of any sum standing to the credit of, or to be credited to, the Metal Accounts in or towards or conditionally upon satisfaction of any liabilities to it of the Trust or the Trustee. Subject thereto, the Custodian’s rights under this Agreement are in addition to, and independent of, any other rights which we may have at any time in relation to the Account Balance.

14.3	Business Day: If an obligation of a Party falls due to be performed on a day which is not a Business Day, such obligation shall be performed on the next succeeding Business Day.

14.4	Assignment: This Agreement is for the benefit of and binding upon us both and our respective successors and permitted assigns, and, except as provided in Clause 11.8 (Change in Trustee) with respect to you, neither Party shall assign, transfer or encumber, or purport to assign, transfer or encumber any of its rights or obligations under this Agreement without the other Party’s prior agreement in writing (such agreement not to be unreasonably withheld), provided that such consent is not required where the Custodian assigns, transfers or encumbers any right or obligation under this Agreement to its Affiliate. This Clause 14.4 shall not restrict the Custodian’s power to merge or consolidate with any party or to dispose of all or substantially all of its custody business to another party, and further provided that this clause shall not restrict the Trustee from assigning its rights hereunder to a Shareholder to the extent required for the Trustee to fulfil its obligations under the Trust Agreement.

14.5	Amendments: Unless otherwise specified in this Agreement, any amendment to this Agreement must be agreed in writing and be signed by both parties. Unless otherwise agreed, an amendment will not affect any legal rights or obligations which may already have arisen.

14.6	Partial invalidity: If any of the clauses (or part of a clause) of this Agreement becomes invalid or unenforceable in any way under the Rules or any law, the validity of the remaining clauses (or part of a clause) will not in any way be affected or impaired.

14.7	Liability: Nothing in this Agreement shall exclude or limit any liability which cannot lawfully be excluded or limited (e.g., liability for personal injury or death caused by negligence).

14.8	Entire Agreement: This Agreement and the Allocated Account Agreement represent the entire agreement between us, and supersede any previous agreements between us, relating to the subject matter of this Agreement and the Allocated Account Agreement.

14.9	Counterparts; Signatures: This Agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same agreement. PDF copies and electronic signatures shall be acceptable and binding.

14.10	Third Party Rights: Except with respect to the Trust, which shall be considered a beneficiary of this entire Agreement, and the Sponsor, which shall be a beneficiary (as applicable) of Clauses 2.7 (Regulatory Reporting), 2.8 (Access), 3.4 (Deposits - Right to amend procedure), 4.3 (Withdrawals – Right to amend procedure), 8 (Sanctions), 10.3 (Insurance), 11.5 (Termination) and this Clause 14.10, the Custodian does not owe any duty or obligation or have any liability towards any person who is not a party to this Agreement, and, other than the Trust and the Sponsor, this Agreement does not confer a benefit on any person who is not a party to it. The Parties do not intend that any term of this Agreement shall be enforceable by any person who is not a party to it, except for the Trust and the Sponsor, and do intend that the Contracts (Rights of Third Parties) 1999 Act shall not apply to this Agreement. Nothing in this paragraph is intended to limit the obligations hereunder of any successor trustee of the Trust or to limit the right of any successor trustee of the Trust to enforce our obligations hereunder.

14.11	No Liens: We will not create any right, charge, security interest, lien or claim against the Account Balance, including with respect to the payment or non-payment by the Sponsor of our fees, expenses and other amounts that are paid by the Sponsor pursuant to Clause 9 (Fees and Expenses) or otherwise under his Agreement

14.12	Role of Trustee: You are a party to this Agreement in your capacity as trustee of the Trust and, accordingly, you shall only be liable to satisfy any obligations under this Agreement, including, without limitation, any obligations or liabilities arising in connection with any default by you under this Agreement, to the extent of the assets held from time to time by you as trustee of the Trust (the “Trust Assets”) to the extent authorized by the Trust Agreement; and no recourse shall be had to: (i) any assets other than the Trust Assets, including, without limitation, any of the assets held by you as trustee, co-trustee or nominee of a trust other than the Trust as owner in your individual capacity or in any way other than as trustee of the Trust; or (ii) you for any assets that have been distributed by you to the beneficiaries of the Trust.

15.	GOVERNING LAW AND JURISDICTION

15.1	Governing law: This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

15.2	Jurisdiction: The Parties agree that the courts of the State of New York, in the United States of America, and the Unites States federal court located in the Borough of Manhattan in such state shall have jurisdiction to settle any disputes or claims which may arise out of or in connection with this Agreement, including any question regarding its existence, validity or termination. Each of the Parties hereto irrevocably submits to the non-exclusive jurisdiction of such courts, waive any claim of forum non conveniens and any objections to the laying of venue, and further waive any personal service.

15.3	Waiver of immunity: To the extent that you may in any jurisdiction claim for yourself, as Trustee, the Trust or its assets any immunity from suit, judgement, enforcement or otherwise howsoever, you agree not to claim and irrevocably waive any such immunity to which you would otherwise be entitled (whether on grounds of sovereignty or otherwise) to the full extent permitted by the laws of such jurisdiction.

15.4	Service of process: Process by which any proceedings are begun may be served by being delivered to the addresses specified below. This does not affect the right of either of us to serve process in another manner permitted by law.

Custodian’s address for service of process:

ICBC Standard Bank Plc

25 Gresham Street

London EC2V 7JE

England, United Kingdom

Attention: The Legal Department – Commodities Legal

Trustee’s address for service of process:

The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286

Attention: Legal Department – Asset Servicing

With a copy to:

The Bank of New York Mellon

240 Greenwich Street

8th Floor

New York, New York 10286

Attention: ETF Services

Email: etfcsm@bnymellon.com

With a copy to:

abrdn ETFs Sponsor LLC

c/o abrdn Inc.

1900 Market Street, Suite 200

Philadelphia, PA 19103

Attention: Product Governance

Email: ProductGovernanceUS@abrdn.com

[Signature Page Follows]

EXECUTED by the Parties

Signed on behalf of

ICBC Standard Bank Plc

by:

Signature	/s/ Paul McKerrell

Name	Paul McKerrell

Title	Authorized Signatory

Signature	/s/ Dominique Spurr

Name	Dominique Spurr

Title	Legal Department ICBC Standard Bank Plc

Signed on behalf of

The Bank of New York Mellon,

not in its individual capacity, but solely in its capacity

as trustee of the abrdn Gold ETF Trust

by:

Signature	/s/ Sarah Fisher

Name	Sarah Fisher

Title	Senior Vice President

SCHEDULE 1

Reports

For each London Business Day, using all commercially reasonable efforts to do so by no later than 9:00 a.m. (New York time) the following London Business Day, we will provide the Trustee access to information showing the increases and decreases to the Bullion standing to the Trustee’s credit in the Unallocated Account, and identifying separately each transaction and the London Business Day on which it occurred.

On each London Business Day on which Bullion is deposited or that is a Withdrawal Date, the Custodian will send the Trustee a notification of:

(i) each separate transaction transferring Bullion to the Unallocated Account, including the amount of Bullion transferred to the Unallocated Account and the AP Account or Shareholder Account from which such Bullion is transferred;

(ii) the amount of Bullion transferred from the Unallocated Account to the Allocated Account or to any AP Account or Shareholder Account; and

(iii) the amount of any remaining Bullion in the Unallocated Account.

In addition, the Custodian will provide the Trustee such information about the increases and decreases to the Bullion standing to the Trustee’s credit in the Unallocated Account on a same-day basis at such other times and in such other form as the Trustee and the Custodian shall agree.

For each calendar month, the Custodian will provide the Trustee within a reasonable time after the end of the month a statement of account for the Unallocated Account. Such reports will be made available to the Trustee by means of the Phoenix Portal. In the event the Phoenix Portal is unavailable for any reason, the Trustee and the Custodian will agree upon a temporary notification system for making such reports available to the Trustee.